                                                               EXHIBIT 99.(a)(3)

                        [LETTERHEAD OF PUBLIC STORAGE]


                                    June 16, 1997



     Re:  Tender Offer for Units of
          PS Partners V, Ltd.
          -------------------------

Dear Unitholder:

     As a Unitholder of PS Partners V, Ltd. (the "Partnership"), Public Storage, Inc. ("PSI") mailed to you on June 16, 1997 an Offer to Purchase dated June 16, 1997 wherein PSI is offering to purchase for cash limited partnership units of the Partnership.

     Your telephone number is not part of our records. We would like to answer any questions you may have regarding the Offer to Purchase and could do so if you would either:

       1. Provide us with your telephone number and a convenient time to contact you by filling in and returning the enclosed card to PSI in the enclosed postage-paid envelope, or

       2. Call Christopher Weil & Company, Inc., the company retained by Public Storage, Inc. to assist limited partners in understanding the Offer to Purchase, at (800) 478-2605.


     Thank you for your prompt attention to this matter.

                                    Very truly yours,

                                    PUBLIC STORAGE, INC.



                                    By:  /s/ Harvey Lenkin
                                         -----------------------------
                                         Harvey Lenkin
                                         President

Enclosures

                 Tender Offer for Units of PS Partners V, Ltd.

Please return to:  Public Storage, Inc.
                   P.O. Box 25039
                   Glendale, CA 91221-9985



-------------------------------------------
Name and address of registered holder


-------------------------------------------
Telephone number


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Convenient time to contact

                        [LETTERHEAD OF PUBLIC STORAGE]


Enclosed is an Offer to Purchase for cash limited partnership units of PS Partners V, Ltd. by Public Storage, Inc. dated June 16, 1997. If you are a beneficial owner of units in PS Partners V, Ltd. and would like to participate in the Offer to Purchase, please contact the registered holder of the units.



June 16, 1997